Exhibit 99.1

VNA Signs Agreement to Sell Home Health and

Hospice Services to Amedisys

OMAHA, Neb., May 11, 2021 – Visiting Nurse Association (VNA), a 125-year-old nonprofit that delivers quality home health and hospice care in Omaha, NE and Council Bluffs, IA, today announced they have signed an agreement to transition home health and hospice operations to Amedisys, Inc. (NASDAQ: AMED); a leading provider of home health, hospice, and personal care. The transaction is expected to close on or around July 1, 2021.

“As VNA reflects on its mission and long history, it has become clear that we should return to our original focus – to serve those in the community who may not have the resources for home health and hospice care services,” said Visiting Nurse Association President and CEO James Summerfelt. “This was our original mission, and there is still tremendous need in our community. We want to ensure that the needs of individuals and families can be met with expertise and compassion well into the future.”

Due to the evolving nature of the healthcare industry, VNA’s leadership identified the need to consider external investors to ensure its home health and hospice programs, as well as its foundation, would remain financially strong and successful for years to come. The Amedisys culture of compassionate and quality home health and hospice care made them the ideal candidate to continue VNA’s legacy.

“By continuing the exceptional VNA home health and hospice care legacy, Amedisys will provide additional scale and resources that will expand our opportunities to care for more patients and expand home health services to more communities across Nebraska and Iowa, especially during these unprecedented and evolving times in the healthcare industry,” said Amedisys President and Chief Operations Officer Chris Gerard. “Amedisys is proud to expand its presence in Omaha’s and Council Bluffs’ healthcare communities and honored to continue and grow VNA’s century of remarkable hospice and home health in the years to come.”

VNA will continue to provide these essential programs and services in Omaha and western Iowa:

•	Homeless Shelter Nursing Services: Placing VNA nurses in every local homeless and domestic violence shelter.

•

Parenting Support: Offering home visitation programs for at-risk families with infants and small children and empowering them through healthcare and supportive services to overcome real and perceived obstacles.

•

Mother and Child Services: Continuing to facilitate the provision of these specialized services, which include the delivery of in-home care for mothers and their children as ordered by a physician, by partnering with local providers and ensuring the best and most timely care is provided to patients.

•

Flu and Immunization Services: Partnering with the Douglas County Health Department, VNA currently has more than 60 nurses giving COVID-19 vaccinations. We will continue to be part of the solution to the COVID-19 pandemic, while also providing flu shots annually.

•	School Health Programs: Contracting with various public, private, and parochial schools in the metro area to provide nurses as part of our commitment to a healthier community.

•

Home Healthcare and Hospice Services: Facilitating access to home health and hospice services to those who are uninsured and indigent through Amedisys Home Health and Amedisys’ owned hospice company, AseraCare.

About Visiting Nurse Association

After more than a century, Visiting Nurse Association (VNA) continues to provide valued expertise, comforting perspective, innovative leadership, and industry-leading solutions around the health issues of the day in the communities we serve. Our team of more than 400 compassionate healthcare professionals is dedicated to shaping tomorrow’s care, today, by providing the highest quality care to individuals at home and across the community – no matter their age, station in life or available resources. To learn more about VNA’s unique commitment to fostering a healthy, thriving community, and the services available to meet each client’s ever-changing needs, visit vnatoday.org or call 402-342-5566.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees in 514 care centers within 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients and clients in need every year. For more information about the company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions, or circumstances upon which any forward-looking statement may be based, except as required by law.

Amedisys Media Contact:	Amedisys Investor Contact:

Kendra Kimmons	Nick Muscato
Vice President of Marketing & Communications	Vice President of Strategic Finance
225-299-3708	615-928-5452
kendra.kimmons@amedisys.com	nick.muscato@amedisys.com

VNA Contacts:

James (Jamie) Summerfelt	Carole Patrick, PhD
President & CEO	Vice President of Development Communications
402- 930-4016	712-310-7101
jsummerfelt@vnatoday.org	cpatrick@vnatoday.org

#     #     #